UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 30, 2013, Cynosure, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2013. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by the Company on April 30, 2013.

SAFE HARBOR STATEMENT

This Current Report on Form 8-K contains a forward-looking statement relating to the expected closing of the merger transaction between Cynosure and Palomar. This forward-looking statement is neither a promise nor a guarantee, but involves risks and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statement. These risk factors include, but are not limited to, failure to receive approval from the stockholders of Cynosure or Palomar or to satisfy other conditions to the parties’ obligations to complete the merger, the risk that competing offers for Palomar will be made and/or other factors, which are detailed from time to time in reports that Cynosure or Palomar file with the Securities and Exchange Commission (the “SEC”), including their reports on Form 10-K for the year ended December 31, 2012, any subsequently filed quarterly reports on Form 10-Q and the Cynosure Registration Statement on Form S-4 (File No. 333-187895). Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof. Neither Cynosure nor Palomar undertakes any obligation to release publicly the result of any revisions to the forward-looking statement that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction between Cynosure and Palomar, Cynosure filed a Registration Statement on Form S-4 (File No. 333-187895) with the SEC on April 12, 2013. The Registration Statement includes a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. Palomar and Cynosure also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Cynosure and Palomar with the SEC (if and when they become available) at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cynosure’s directors and executive officers is available in the joint proxy statement/prospectus under the heading “Information About Cynosure’s Directors, Officers and 5% Stockholders.” As of April 5, 2013, Cynosure’s directors and executive officers beneficially owned approximately 2.9 million shares, or 17.1%, of Cynosure’s Class A common stock. Information about Palomar’s directors and executive officers is available in Palomar’s proxy statement dated April 4, 2012 for its 2012 Annual Meeting of Stockholders and in the joint proxy statement/prospectus. As of March 15, 2013, Palomar’s directors and executive officers beneficially owned approximately 2.7 million shares, or 13.1%, of Palomar’s common stock. Additional information regarding the interests of Palomar’s directors and executive officers in the proposed transaction, including information relating to the acceleration of Palomar equity awards; the election of Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, as Cynosure’s President and Vice Chairman of the Board of Directors; amendments to existing Palomar employment agreements; a new employment agreement between Cynosure and Mr. Caruso; indemnification and insurance matters relating to Palomar directors and executive officers; and golden parachute compensation, can be found in the joint proxy statement/prospectus under the heading “Interests of Directors and Executive Officers of Palomar in the Merger.” Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any documents described above from Cynosure or Palomar using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: April 30, 2013	By:	/s/ Timothy W. Baker

Timothy W. Baker Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on April 30, 2013